EXHIBIT 8
_________

                    CONSENT OF ACCOUNTANTS

We hereby consent to the use in the Form 10 Registration Statement of our report as of August 31, 2000 and 1999, dated November 22, 2000, relating to the financial statements of Inouye Technologies
(Canada) Inc. that appear in such Form 10.


                                     DUNCAN BUDGE, C.A.
                                     Chartered Accountants

Vancouver, B.C.
December 12, 2000